CERTIFICATE OF CORRECTION
                       TO CORRECT AN ERROR
                               IN
              ARTICLES OF AMENDMENT AND RESTATEMENT

          Pursuant to the provisions of Section 1-207 of the Corporations and Associations Article, Annotated Code of
Maryland, the undersigned execute the following certificate of correction.

          1. The name of the party to the document being corrected is All Seasons Global Fund, Inc.

          2. That Articles of Amendment and Restatement were filed with the Department of Assessments and Taxation of the State of Maryland on October 31, 1996, and that said document requires correction as permitted under the provisions of Section 1-207 of the Corporations and Associations Article, Annotated Code of Maryland.

          3. The error or defect in said document to be corrected is as follows:

               Article I of the charter, as amended and restated by the Articles of Amendment and Restatement, provides as follows: "The name of the corporation is ROYCE GLOBAL FUND, INC."

          4. The foregoing inaccuracy or defect in the document is corrected to read as follows:

               Article I of the charter, as amended and restated by the Articles of Amendment and Restatement, is hereby corrected to read as follows: "The name of the corporation is ROYCE GLOBAL
TRUST, INC."

          IN WITNESS WHEREOF, All Seasons Global Fund, Inc. has caused this Certificate of Correction to be signed in its corporate name and on its behalf by its Vice President and attested by its Secretary on November 5, 1996.

          The Vice President acknowledges this Certificate of Correction to be the corporate act of All Seasons Global Fund, Inc. and states that, to the best of his knowledge, information and belief, the matters and facts set forth in this Certificate of Correction are true in all material respects and that this statement is made under penalties of perjury.

                              ALL SEASONS GLOBAL FUND, INC.

                              By:   JOHN D. DIEDERICH
                                    John D. Diederich, Vice-President


ATTEST:

JOHN E. DENNEEN
John E. Denneen, Esq., Secretary


a:cert-cor.dos